UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT 1933

GAIA REMEDIES, INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or Other Jurisdiction of Incorporation or Organization)

5961
(Primary Standard Industrial Classification Code Number)

38-3832726
(IRS Employer Identification Number)

13140 70th Lane NE, Kirkland, Washington 98034
(425) 224-2471
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Empire Stock Transfer Inc.
2470 Saint Rose Pkwy, Suite 3041, Henderson, Nevada 89074
(702) 818-5898
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:
Befumo & Schaeffer, PLLC
1629 K Street, NW Suite 300
Washington, DC  20006

Telephone: (202) 973-0186
Facsimile: (202) 478-2900

As soon as practicable after this registration statement is declared effective.
(Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Amount to be registered	Proposed Maximum Offering Price per Unit[1]	Proposed Maximum Aggregate Offering Price[2]	Amount of Registration Fee
Common Stock	2,157,500	$0.04	$86,300	$10.02[3]

[1]	This price was arbitrarily determined by the Issuer and does not reflect market value, assets or any established criteria of valuation.
[2]	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act.
[3]	Previously paid.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURTIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

PROSPECTUS

GAIA REMEDIES, INC.

The Resale of 2,157,500 Shares of Common Stock

This prospectus relates to the resale of 2,157,500 shares of the common stock of Gaia Remedies, Inc. (“Gaia,” “we” or the “Company”) by the selling stockholders named in the prospectus (the “Selling Stockholders”). We are registering these shares (the “Secondary Shares”) to enable the Selling Stockholders to resell them from time to time. The Selling Stockholders have not engaged any underwriter in connection with the sale of their shares. We have agreed to bear the expenses relating to the registration of the shares.

Our common stock is presently not listed or quoted on any market or electronic quotation system and we have not applied for listing or quotation. After this registration statement is declared effective, we intend to have a registered market maker submit an application for a quotation of our common stock on the Over-The-Counter Bulletin Board (the “OTC Bulletin Board”), a quotation medium administered by the Financial Industry Regulatory Authority (“FINRA”). Although we intend to apply to have our common stock quoted on the OTC Bulletin Board, there can be no assurance that our common stock will ever be quoted on the OTC Bulletin Board or that any market for our stock will ever develop.

The Selling Stockholders will offer to sell their shares at the designated price of $0.04 until our common stock is quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. The purchase of the securities offered through this prospectus involves a high degree of risk.  See section entitled “Risk Factors."

Neither the Securities and Exchange Commission (the “Commission”) nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The company is a shell company in accordance with the Securities Act of 1933. Accordingly, the securities sold in this offering can only be resold through registration under the Securities Act of 1933; Section 4(l), if available, for non-affiliates; or by meeting the conditions of Rule 144(i).

THE INFORMATION CONTAINED IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS DECLARED EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

SUBJECT TO COMPLETION, Dated ____________, 2011.

SUMMARY INFORMATION AND RISK FACTORS

This summary highlights selected information contained elsewhere in this prospectus.  This summary does not contain all the information that you should consider before investing in the common stock.  You should carefully read the entire prospectus, including “Risk Factors”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the Financial Statements, before making an investment decision .

Summary of Our Business

We are a development stage company in the business of the online retail sale of herbal and homeopathic pet remedies, healthy organic pet treats and pet accessories. Our products consist of a wide variety of healthy living and wellness products for animals, such as vitamins, dietary supplements, herbal tinctures, flower remedies, homeopathic remedies, as well as pet treats like: chicken, liver, and beef dog treats, bully sticks and dog chews. We intend to sell these products through an internet website located at www.gaiaremedies.com (the "Website").

Our company, based in Kirkland, Washington, was incorporated under the laws of Nevada on December 15, 2010. Our principal executive offices are located at 13140 70th Lane NE, Kirkland, Washington and our telephone number is (425) 224-2471. Our website address is www.gaiaremedies.com. The information contained on our website is not part of this prospectus.

Summary Financial Information

We have not earned any revenues to date and do not anticipate earning revenues until we have completed our website. We have relied upon the sale of our securities in unregistered private placement transactions to fund our operations to date. Management plans on raising cash from public or private debt and equity financings, on an as needed basis, until revenues are sufficient to fund operations.

The following tables present summarized financial information from inception through March 31, 2011, extracted from our audited financial statements presented elsewhere in this prospectus. The information should be read in conjunction with "Management's Discussion and Analysis" presented elsewhere in this prospectus.

Balance Sheet Summary
As of March 31, 2011
($)

Cash	41,822
Total Assets	41,822
Total Liabilities	nil
Total Liabilities and Stockholder’s Equity	41,822

Statement of Operations and Deficit Summary
For the period from inception (December 15, 2010) through March 31, 2011
($)

Sales	Nil
Net Loss for the Period	(4,728)
Net Loss per common share (basic)	*

*  (less than $0.01 per share)

Since our inception through March 31, 2011, we have incurred a net loss of $4,728.  Our net loss is due to lack of revenues to offset our general and administrative expenses related to the creation and organization of our business.

Given our lack of operating history, and due to the fact that, to date, we have had no revenues, our independent auditor has included a note in our March 31, 2011 financial statements expressing substantial doubt about our ability to continue as a going.

Summary of the Offering

Securities Offered	Up to 2,157,500 shares of our common stock are being offered for sale by the selling stockholders.

Shares Outstanding Before Offering	5,557,500

Shares Outstanding After Offering	5,557,500

Offering Price
 The selling stockholders will offer and sell their shares at a fixed price of $0.04 per share until the shares are quoted for trading on the OTC Bulletin Board, if this happens, and thereafter at prevailing market prices or privately negotiated prices.

Minimum Number of Shares to be Sold in this Offering	None.

Termination of Offering	The offering will conclude when all 2,157,500 shares of common stock offered for sale have been sold or the shares no longer need to be registered to be sold.

Market for common stock.
Our common stock is not traded or quoted for trading on any exchange or over-the-counter market.  After the effective date of the registration statement relating to this prospectus, we intend to have a market maker apply for our common stock to be eligible to be quoted for trading on the OTC Bulletin Board. If our application is approved, there is no assurance that a trading market will develop, or, if developed, that it will be sustained. Consequently, a purchaser of shares under this prospectus may find it difficult to resell them when they are eligible for public resale.

Use of Proceeds	We will not receive any proceeds from the sale of shares by the selling stockholders. All net proceeds from the sale of the common stock covered by this prospectus will go to the selling stockholders.

RISK FACTORS

Readers should carefully consider the risk described below before deciding whether to invest in shares of our common stock.

If we do not successfully address any of the risks described below, there could be a material adverse effect on our business, financial condition or results of operations, and the trading price of our common stock may decline and investors may lose all or a part of their investment.

We cannot assure any investor that we will successfully address these risks.

Risk Factors Relating to the Company, its Lack of Operations and its Financial Condition.

Because we have only recently commenced business operations, we face a high risk of business failure.

We have only begun to develop our business and thus have no way to evaluate the likelihood whether we will be able to operate it successfully. Since inception on December 15, 2010, we been involved primarily in organizational activities, obtaining financing, building our website and contracting with a third party fulfillment house and suppliers. We have not earned any revenues and we have never achieved profitability as of the date of this prospectus. Potential investors should be aware of the problems normally encountered by new businesses and the high rate of failure of such enterprises. Potential problems include limited capital resources, uncertain market acceptance, and the inability to respond effectively to competitive developments and to attract, retain and motivate qualified employees. If we are unsuccessful in addressing these risks our business will likely fail and you will lose your entire investment in this offering.

We have yet to earn revenue from our business and, because our ability to sustain our operations is dependent on our ability to raise financing, our independent auditors believe that there is substantial doubt about our ability to continue as a going concern.

We have accrued net losses of $4,728 for the period from our inception on December 15, 2010 to March 31, 2011, and have no revenues to date. Our future is dependent upon our ability to obtain financing and upon future profitable operations from the development of our business. These factors have caused our independent auditors to express the opinion that there is substantial doubt that we will be able to continue as a going concern. This opinion could materially limit our ability to raise additional funds by issuing new debt or equity securities or otherwise. If we fail to raise sufficient capital, we will not be able to complete our business plan. As a result, we may have to liquidate our business and you may lose your investment. You should consider our auditors' comments when determining if an investment in the Company is suitable.

If we do not obtain additional financing, our business will fail.

Our current operating funds plus committed shareholder loans (provided by our sole executive officer and director) are sufficient to meet the anticipated costs of operations during the first 12 months. However, our existing and committed funds may be insufficient if the actual costs of our business significantly exceed our estimates. Therefore, we will need to obtain additional financing in order to complete our full business plan. We currently do not have any arrangements for financing, other than a shareholder loan commitment (provided by our sole executive officer and director) referred to elsewhere in this prospectus, and we may not be able to obtain financing when required. Obtaining additional financing would be subject to a number of factors outside of our control, including the results from our sales efforts and additional costs and expenses that may exceed our current estimates. These factors may make the timing, amount, terms or conditions of additional financing unavailable to us in which case our business will fail.

Our officer, director and principal stockholders control our business and may make decisions that are not in the best interests of minority stockholders.

Our officer, director and principal stockholders own approximately 61.18% of the outstanding shares of our common stock. Accordingly, they will have a significant influence in determining the outcome of all corporate transactions or other matters submitted to the stockholders for approval, including election of directors, amendment of charter documents, mergers, consolidations, and the sale of all or substantially all of our assets.  The interests of our officers, directors and principal stockholders may differ from the interests of the other stockholders and thus result in corporate decisions that are disadvantageous to other stockholders.

Because our management has no experience in the sale of pet supplies, online or otherwise, we may make mistakes and this could cause our business to fail.

Although Peter Hedly, our sole executive officer and director, has experience in marketing and sales, he has no formal training in the sourcing and sale of all natural pet remedies, online or otherwise. With no direct training or experience in these areas, our management may not be fully aware of the many specific requirements related to working in this industry. Our management's decisions and choices may not take into account standard managerial approaches online retail companies commonly use. Our operations, earnings, and ultimate financial success could suffer irreparable harm as a consequence.

Because our current executive officer/director has other business interests, he may not be able or willing to devote a sufficient amount of time to our business operations, causing our business to fail.

Peter Hedly, our sole executive officer and director, currently devotes less than 20 hours per week providing management services to us. As a result, our operations may be sporadic and occur at times which are not convenient to Mr. Hedly. While Mr. Hedly presently possesses adequate time to attend to our interests, it is possible that the demands on him from other obligations could increase, with the result that he would no longer be able to devote sufficient time to the management of our business. The limited ability of our officer/director to devote time and effort to our operations may have a negative effect on us and our ability to implement our plan of operations currently and in the future. This could negatively impact our business development.

We may be subject to product liability claims that could be costly and time consuming.

Our products consist of a wide variety of healthy living and wellness products for animals such as vitamins, dietary supplements, herbal tinctures, flower remedies, homeopathic remedies, eco-friendly pet toys, furniture such as: cat scratchers, cat and dog beds, plus apparel such as: sweaters and jackets for dogs made from recycled materials, choke-free dog harnesses, as well as pet treats like: chicken, liver, and beef dog treats, bully sticks and dog chews that are generally not subject to pre-market regulatory approval or clearance in the U.S. by governmental authorities. We are subject to risk and some product liability claims if the use of products sold by us are alleged to have resulted in illness or injury or if our products include inadequate instructions or warnings. Our insurance coverage may not be adequate to cover every claim that could be asserted. If a successful claim were brought against us in excess of our insurance coverage, it could adversely affect our business. Even unsuccessful claims could result in the expenditure of funds and management time and could have a negative impact on our business.

Unfavorable publicity or consumer acceptance of our products or of vitamins and supplements for pets generally could have a material adverse effect on our business, financial condition or results of operations.

We are partially dependent upon consumer acceptance of the safety, efficacy and quality of products distributed by us, as well as similar products distributed by other companies. Consumer acceptance of products can be significantly influenced by scientific research or findings, national media attention and other publicity about product use. A product may be received favorably, resulting in high sales associated with that product that may not be sustainable as consumer preferences change. In addition, recent studies have challenged the safety or benefit of certain nutritional supplements and dietary ingredients for animals. Future scientific research or publicity could be unfavorable to our industry or any of our particular products and may not be consistent with earlier favorable research or publicity. A future research report or publicity that is perceived by our consumers as less than favorable or that question earlier favorable research or publicity could have a material adverse effect on our ability to generate revenue.

Adverse publicity in the form of published scientific research, statements by regulatory authorities or otherwise, whether or not accurate, that associates consumption of our products or any other similar products with pet or animal illness or other adverse effects, or that questions the benefits of our or similar products, or that claims that such products are ineffective could have a material adverse effect on our business, reputation, financial condition or results of operations.

Increases in payment processing fees would increase our operating expenses and adversely affect our results of operations.

We anticipate that our customers will pay for our services using credit cards and debit cards and, to a lesser extent, by use of automated clearing house payments. Our acceptance of these payment methods will require our payment of certain fees. From time to time, these fees may increase, either as a result of rate changes by the payment processing companies or as a result of a change in our business practices that increase the fees on a cost-per-transaction basis. If these fees for accepting payment methods increase in future periods, it may adversely affect our results of operations.

A decline in our ability to effectively bill our customers by credit card and debit card would adversely affect our results of operations.

Our ability to effectively charge our customers through credit cards and debit cards is subject to many variables, including our own billing technology and practices, the practices and rules of payment processing companies, and the practices and rules of issuing financial institutions. If we do not effectively charge and bill our customers in future periods through credit cards and debit cards, it would adversely affect our results of operations.

We operate in a highly competitive industry, and our failure to compete effectively could adversely affect our market share, financial condition and growth prospects.

The online pet supplies market is rapidly evolving and very competitive. Barriers to entry are minimal and current and new competitors can launch new websites at a relatively low cost. Our Website will compete with big box retailers, veterinarians, holistic veterinarians, drugstores, multi-level marketing organizations, online merchants, mail-order companies, bricks and mortar pet stores and a variety of other participants in the industry.  Many of these competitors have longer operating histories, significantly greater resources for marketing, advertising and product promotion, greater brand recognition and more firmly established supply relationships.   They may be able to secure inventory from vendors on more favorable terms, operate with a lower cost structure or adopt more aggressive pricing policies. In addition, our competitors may be more effective and efficient in introducing new products. We may not be able to compete effectively, and our attempt to do so may require us to increase marketing and/or reduce our prices, which may result in lower margins. Failure to effectively compete could adversely affect our market share, financial condition and growth prospects.

The content of our website could expose us to various kinds of liability, which, if prosecuted successfully, could negatively impact our business.

Because we will post product and pet health information and other content on our website, we face potential liability for negligence, copyright infringement, patent infringement, trademark infringement, defamation, and/or other claims based on the nature and content of the materials we post.  Various claims have been brought, and sometimes successfully prosecuted, against Internet content distributors.  We could be exposed to liability with respect to the unauthorized duplication of content or unauthorized use of other parties’ proprietary technology.   Any imposition of liability that is not covered by insurance, or is in excess of insurance coverage, could materially adversely affect our financial condition and results of operations. Any claim of infringement, with or without merit, could be time consuming, result in costly litigation or require us to enter into royalty or licensing agreements.  Such royalty or licensing agreements might not be available on terms acceptable to us, or at all.  As a result, any such claim of infringement against us could have a material adverse effect upon our business, financial condition, results of operations and cash flows.

Our online, offline and other marketing initiatives may not be successful and this could have a material adverse effect on our business, financial condition or results of operations.

Our success depends on our ability to attract customers on cost-effective terms. We intend to develop relationships with online services, search engines, and other web sites and e-commerce businesses to provide other links to direct customers to our web site. Such services are expensive and may not result in the cost effective acquisition of customers.  We are relying on the offline and online marketing initiatives as a source of traffic to our Website and new customers. If these initiatives are not successful, our business, financial condition and results of operations will be adversely affected.

We do not have long term contracts with our vendors and therefore the availability of merchandise is at risk.

We do not have any agreements controlling the long-term availability of merchandise or the continuation of particular pricing practices.  Our contracts with suppliers typically do not restrict such suppliers from selling products to other buyers.  There can be no assurance that our current suppliers will continue to sell products to us on current terms or that we will be able to establish new or otherwise extend current supply relationships to ensure product acquisitions in a timely and efficient manner and on acceptable commercial terms.  In addition, in order to entice new vendors to open up relationships with us, we sometimes are required to either make prepayments or agree to shortened payment terms.  Our ability to develop and maintain relationships with reputable suppliers and obtain high quality merchandise is critical to our success.  If we are unable to develop and maintain relationships with suppliers that would allow us to obtain a sufficient amount and variety of quality merchandise on acceptable commercial terms, our ability to satisfy our customers’ needs, and therefore our long-term growth prospects, would be materially adversely affected.

Our failure to efficiently respond to changing consumer preferences and demand for new products and services could significantly harm our product sales, inventory management and customer relationships and our business, results of operations and financial condition could be materially and adversely affected.

Our success depends, in part, on our ability to anticipate and respond to changing consumer trends and preferences. We may not be able to respond in a timely or commercially appropriate manner to these changes. Our failure to accurately predict these trends could negatively impact our inventory levels, sales and consumer opinion of us as a source for the latest products. The success of our new product offerings depends upon a number of factors, including our ability to:

1.	accurately anticipate customer needs;

2.	competitively price our products;

3.	procure and maintain products in sufficient volumes and in a timely manner; and

4.	differentiate our product offerings from those of our competitors.

If we do not introduce new products, make enhancements to existing products or maintain the appropriate inventory levels to meet customers’ demand in a timely manner, our business, results of operations and financial condition could be materially and adversely affected.

We depend on our relationships with a third party fulfillment partner for the products that we offer for sale on our Website. If we fail to maintain this relationship, our business will suffer.

We rely on third parties to conduct a number of traditional retail operations with respect to the products that we offer for sale on our Website, including maintaining inventory, preparing merchandise for shipment to individual customers and timely distribution of purchased merchandise. We have no effective means to ensure that these third parties will continue to perform these services to our satisfaction or on commercially reasonable terms. Our customers could become dissatisfied and cancel their orders or decline to make future purchases if our third party fulfillment partner is unable to deliver products on a timely basis. If our customers become dissatisfied with the services provided by such a third party, our reputation and the GaiaRemedies.com brand could suffer.

If we do not maintain our existing relationships or build new relationships with third parties on acceptable commercial terms, we may not be able to offer a broad selection of merchandise, and customers may refuse to shop at our Website. In addition, manufacturers may decide not to offer particular products for sale on the Internet. If we are unable to maintain our existing or build new fulfillment partner relationships or if product manufacturers refuse to allow their products to be sold via the Internet, our business and prospects would suffer severely.

Risks Relating to the Internet Industry

Customers may be unwilling to use the Internet to purchase goods.

Our long-term future depends heavily upon the general public’s willingness to use the Internet as a means to purchase goods. E-commerce remains a relatively new concept and large numbers of customers may not begin or continue to use the Internet to purchase goods. The demand for and acceptance of products sold over the Internet are highly uncertain and most e-commerce businesses have a short track record. Concerns about the security and privacy of transactions over the Internet could inhibit the growth of the Internet and e-commerce. If consumers are unwilling to use the Internet to conduct business, our business may not develop profitably.

The security risks or perception of risks of e-commerce may discourage customers from purchasing goods from us.

In order for the e-commerce market to develop successfully, we and other market participants must be able to transmit confidential information securely over public networks. Third parties may have the technology or know-how to breach the security of customer transaction data. Any breach could cause customers to lose confidence in the security of our Website and choose not to purchase from us.

We rely on encryption and authentication technology licensed from third parties to provide the security and authentication necessary to effect secure transmission of confidential information such as customer credit card numbers. We cannot assure you that advances in computer capabilities, new discoveries in the field of cryptography or other events or developments will not result in a compromise or breach of the algorithms that we use to protect customer transaction data. If any such compromise of our security were to occur, it could harm our reputation, business, prospects, financial condition and results of operations. A party who is able to circumvent our security measures could misappropriate proprietary information or cause interruptions in our operations. We may be required to expend significant capital and other resources to protect against such security breaches or to alleviate problems caused by such breaches. We cannot assure you that our security measures will prevent security breaches or that failure to prevent such security breaches will not harm our business, prospects, financial condition and results of operations.

We may be liable if third parties misappropriate our customers’ personal information.

If third parties are able to penetrate our network security or otherwise misappropriate our customers’ personal information or credit card information, or if we give third parties improper access to our customers’ personal information or credit card information, we could be subject to liability. This liability could include claims for unauthorized purchases with credit card information, impersonation or other similar fraud claims. This liability could also include claims for other misuses of personal information, including unauthorized marketing purposes. These claims could result in litigation. Liability for misappropriation of this information could adversely affect our business. In addition, the Federal Trade Commission and state agencies have been investigating various Internet companies regarding their use of personal information. We could incur additional expenses if new regulations regarding the use of personal information are introduced or if government agencies investigate our privacy practices.

System and online security failures could harm our business and operating results.

Our services depend on the efficient and uninterrupted operation of our computer and communications hardware systems. Our systems and operations are vulnerable to damage or interruption from a number of sources, including fire, flood, power loss, telecommunications failure, break-ins, earthquakes and similar events. Our Internet host provider does not guarantee that our Internet access will be uninterrupted, error-free or secure. Our servers are also vulnerable to computer viruses, physical, electrical or electronic break-ins and similar disruptions. Any substantial interruptions could result in the loss of data and could completely impair our ability to generate revenues from our service. We do not presently have a full disaster recovery plan in effect to cover the loss of all facilities and equipment. We have business interruption insurance; however, we cannot be certain that our coverage will be sufficient to compensate us for losses that may occur as a result of business interruptions.

If we do not respond to rapid technological changes, our services could become obsolete and we could lose customers.

To remain competitive, we must continue to enhance and improve the functionality and features of our e-commerce businesses. We may face material delays in introducing new services, products and enhancements. If this happens, our customers may forgo the use of our Website and use those of our competitors. The Internet and the online commerce industry are rapidly changing. If competitors introduce new products and services using new technologies or if new industry standards and practices emerge, our existing website and our technology and systems may become obsolete. Our failure to respond to technological change or to adequately maintain, upgrade and develop our computer network and the systems used to process customers’ orders and payments could harm our business, prospects, financial condition and results of operations.

Existing or future government regulation could harm our business, results of operation and financial condition.

We are subject to the same federal, state and local laws as other companies conducting business on the Internet. Today there are relatively few laws specifically directed towards conducting business on the Internet. However, due to the increasing popularity and use of the Internet, many laws and regulations relating to the Internet are being debated at the state and federal levels. These laws and regulations could cover issues such as user privacy, freedom of expression, pricing, fraud, quality of products and services, taxation, advertising, intellectual property rights and information security. Applicability to the Internet of existing laws governing issues such as property ownership, copyrights and other intellectual property issues, taxation, libel, obscenity and personal privacy could also harm our business. For example, United States and foreign laws regulate our ability to use customer information and to develop, buy and sell mailing lists. The vast majority of these laws were adopted prior to the advent of the Internet and do not contemplate or address the unique issues raised thereby. Those laws that do reference the Internet are only beginning to be interpreted by the courts and their applicability and reach are therefore uncertain. These current and future laws and regulations could harm our business, results of operation and financial condition.

Risk Factors Relating To Our Common Stock

If we deem it advisable to raise capital through equity or convertible debt financings, the then current stockholders will experience dilution and may be placed in a junior position with respect to more senior rights, preferences or privileges granted to new stockholders.

We are currently suffering operating losses. Unless we achieve and maintain profitability, we will need to raise additional capital. If we issue additional equity or convertible debt securities to raise funds, the ownership percentage of our then existing stockholders will be reduced. Also, new equity or convertible debt investors may demand rights, preferences or privileges senior to those of existing holders of our common stock.

Given our continued need for additional capital, our stock involves a high degree of risk, and should not be purchased by any person who cannot afford the loss of the entire investment. A purchase of our stock is currently unsuitable for a person who cannot afford to lose his entire investment.

If we become a reporting issuer under the Exchange Act, we may lose this status and thereby jeopardize our ability to have our securities traded by broker-dealers regulated by FINRA.

As of the date of this prospectus, we have not been subject to the periodic filing and reporting requirements of the Exchange Act. We expect to become a reporting issuer under the Exchange Act and to thereby become subject to these requirements, approximately upon the effectiveness of the registration of the shares as contemplated in this prospectus. We do not have experience as a reporting issuer, however, and may encounter difficulties meeting the various obligations imposed on us by the reporting system. If we become a reporting issuer, we will be required to maintain this status in order to be traded by broker-dealers regulated by FINRA. If we fail to continue to be a reporting issuer, management may encounter difficulty in maintaining or expanding a trading market in the near term, if at all, and stockholders may not be able to sell their shares in the public market.

If the selling stockholders sell a large number of shares all at once or in blocks, the value of our shares would most likely decline.

The selling stockholders are offering 2,157,500 shares of our common stock through this prospectus. They must sell these shares at a fixed price of $0.04 until such time as they are quoted on the OTC Bulletin Board or other quotation system or stock exchange. Our common stock is presently not traded on any market or securities exchange, but should a market develop, shares sold at a price below the current market price at which the common stock is trading will cause that market price to decline. Moreover, the offer or sale of large numbers of shares at any price may cause the market price to fall. The shares of common stock covered by this prospectus represent approximately 38.82% of the common shares currently outstanding.

A stable market for our common stock may never develop or, if it should develop, be sustained and therefore you may be unable to liquidate your investment in out stock.

Our common stock is not quoted on any exchange. Even though management's strategy is to develop a public market for our common stock by soliciting broker-dealers to become market makers of the stock, a stable market for our common stock may never develop or, if it should develop, be sustained. If a stable market for our common stock cannot be developed or sustained, investors may not be able to sell their securities and may suffer a loss of their investment. It should be assumed that the market for our common stock would be highly illiquid, sporadic and volatile. Our stock should not be purchased by anyone who cannot afford to lose his entire investment.

Investors may have difficulty liquidating their investment because our stock will be subject to penny stock regulation.

The shares of our common stock are "penny stocks" within the definition of that term as contained in the Exchange Act (generally, equity securities with a price of less than $5). The Securities and Exchange Commission (the “Commission”) has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks.  The rules, in part, require broker-dealers to provide penny stock investors with increased risk disclosure documents and make a special written determination that a penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction.

These heightened disclosure requirements may have the effect of reducing the number of broker-dealers willing to make a market in our stock, reducing the level of trading activity in any secondary market that may develop for our stock, and accordingly, investors may find it difficult or impossible to sell their securities.

FINRA sales practice requirements may also limit a stockholder’s ability to buy and sell our stock.

In addition to the “penny stock” rules described above, the Financial Industry Regulatory Authority (FINRA) has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock and have an adverse effect on the market for our shares.

We will incur increased costs as a result of being a public company

As a public company, we will incur significant legal, accounting and other expenses that we did not incur as a private company. For example, we will incur increased legal and accounting costs as a result of being subject to the periodic filing and reporting requirements of the Exchange Act. In addition, the Sarbanes-Oxley Act of 2002, as well as new rules subsequently implemented by the Commission, have required changes in corporate governance practices of public companies. We expect these new rules and regulations to increase our legal and financial compliance costs and to make some activities more time-consuming and costly. For example, as a result of becoming a public company, we may need to create additional board committees and adopt policies regarding internal controls and disclosure controls and procedures. We also expect these new rules and regulations to make it more difficult and more expensive for us to obtain director and officer liability insurance and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified persons to serve on our board of directors or as executive officers. We cannot predict or estimate the amount of additional costs we may incur or the timing of such costs.

SHOULD ONE OR MORE OF THE FOREGOING RISKS OR UNCERTAINTIES MATERIALIZE, OR SHOULD THE UNDERLYING ASSUMPTIONS PROVE INCORRECT, ACTUAL RESULTS MAY DIFFER SIGNIFICANTLY FROM THOSE ANTICIPATED, BELIEVED, ESTIMATED, EXPECTED, INTENDED OR PLANNED.

FORWARD-LOOKING STATEMENTS

This Prospectus contains certain forward-looking statements regarding management’s plans and objectives for future operations including plans and objectives relating to our planned marketing efforts and future economic performance. The forward-looking statements and associated risks set forth in this Prospectus include or relate to, among other things, (a) our projected sales and profitability, (b) our growth strategies, (c) anticipated trends in our industry, (d) our ability to obtain and retain sufficient capital for future operations, and (e) our anticipated needs for working capital. These statements may be found under “Management’s Discussion and Analysis or Plan of Operations” and “Description of Business,” as well as in this Prospectus generally. Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including, without limitation, the risks outlined under “Risk Factors” and matters described in this Prospectus generally. In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained in this Prospectus will in fact occur.

Some of the information in this prospectus contains forward-looking statements that involve substantial risks and uncertainties. Any statement in this prospectus and in the documents incorporated by reference into this prospectus that is not a statement of an historical fact constitutes a “forward-looking statement”. Further, when we use the words “may”, “expect”, “anticipate”, “plan”, “believe”, “seek”, “estimate”, “internal”, and similar words, we intend to identify statements and expressions that may be forward- looking statements. We believe it is important to communicate certain of our expectations to our investors. Forward-looking statements are not guarantees of future performance. They involve risks, uncertainties and assumptions that could cause our future results to differ materially from those expressed in any forward-looking statements. Many factors are beyond our ability to control or predict. You are accordingly cautioned not to place undue reliance on such forward-looking statements. Important factors that may cause our actual results to differ from such forward-looking statements include, but are not limited to, the risk factors discussed below. Before you invest in our common stock, you should be aware that the occurrence of any of the events described under “Risk Factors” in this prospectus could have a material adverse effect on our business, financial condition and results of operation. In such a case, the trading price of our common stock could decline and you could lose all or part of your investment.

USE OF PROCEEDS

This prospectus relates to shares of our common stock that may be offered and sold from time to time by the Selling Stockholders. We will not receive any proceeds from the sale of shares of common stock in this offering.

DETERMINATION OF OFFERING PRICE

The $0.04 per share offering price of our common stock was determined based on our internal assessment of what the market would support. The selection of this particular price was influenced, however, by the sales price from our private offering of common stock, which was completed on January 31, 2011 at $0.02 per share. There is no relationship between this price and our assets, earnings, book value or any other objective criteria of value.

DILUTION

The price of the current offering is fixed at $0.04 per share. There is a substantial disparity between this price and the effective cash cost to officers, directors, promoters and affiliated persons of common stock acquired by them in transactions since the inception of the Company. The effective cash cost to our officers of the common stock acquired by them was $0.001 per share, which is $0.039 per share less than the share price being set forth in this offering.

The net tangible book value per share before and after the offering

The net tangible book value per share before and after the resale of shares under this registration statement will remain unchanged.

As of March 31, 2011, the net tangible book value of shares of our common stock was $41,822 or approximately $0.0075 per share, based upon 5,557,500 shares outstanding. Upon completion of this offering, if all 2,157,500 shares being offered for resale are sold, the net tangible book value of the 5,557,500 shares outstanding will remain $41,822 or approximately $0.0075 per share.

The amount of the increase in such net tangible book value per share attributable to the cash payments made by purchasers of the shares being offered

There will be no increase in net tangible book value per share as this registration statement represents a registration of previously issued shares for resale and not a new issuance.  Proceeds from the resale of shares registered under this registration statement will not be proceeds of the Company.

The amount of the immediate dilution from the offering price which will be absorbed by purchasers of the resale stock

Purchasers of stock from the Selling Stockholders in this offering will suffer an immediate dilution from the offering price of $0.04 per share to $0.0075 per share.

After completion of this offering, if 2,157,500 shares are sold, purchasers of stock from the Selling Stockholders will own approximately 38.82% of the total number of shares then outstanding for which they will have made a cash investment of $86,300, or $0.04 per share. Our remaining original stockholders will own approximately 61.18% of the total number of shares then outstanding, for which they will have made a cash contribution of $3,400 or $0.001 per share.

SELLING SECURITY HOLDERS

The Selling Stockholders will offer for sale the shares of common stock set out below at a price of $0.04 per share until our common stock is quoted for sale on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. The Selling Stockholders acquired these shares (the “Secondary Shares”) from the Company in an offering completed on January 31, 2011 that was exempt from registration under Regulation S, Section 4(2) and Regulation D of the Securities Act of 1933 (the “Securities Act”) and the securities laws of the Provinces of Alberta and Ontario.

The Secondary Shares are “restricted” shares under applicable U.S. securities laws. They are being registered to give their holders the opportunity to sell them.

The following table provides, as of the date of this prospectus, information regarding the beneficial ownership of our common stock held by each of the Selling Stockholders, including the following:

1.	the number of shares owned by each Selling Stockholder before this offering;

2.	the number of shares to be offered by the Selling Stockholder’s account;

3.	the number of shares owned by the Selling Stockholder upon completion of this offering;

4.	the number of shares and (if one percent or more) the percentage of the class to be owned by such Selling Stockholder after the offering is complete; and

5.	any relationships between and among the Selling Stockholders.

Selling Stockholders

Name of Selling Stockholder	Shares Owned Before this Offering	Number of Shares to be Offered by Selling Shareholder's Account	Number of Shares to be Owned by Selling Stockholder Upon Completion of Offering	Percent Owned Upon Completion of Offering
Adler, Irvin	50,000	50,000	Nil	Nil
Brammer, Richard	12,500	12,500	Nil	Nil
Brienza, Lori	35,000	35,000	Nil	Nil
Graham, James	15,000	15,000	Nil	Nil
Hebert, Janice	25,000	25,000	Nil	Nil
Hindmarch, Brent (1)	50,000	50,000	Nil	Nil
Hindmarch, Dale (2)	50,000	50,000	Nil	Nil
Hindmarch, Sean (3)	50,000	50,000	Nil	Nil
Hindmarch, Shannon (4)	50,000	50,000	Nil	Nil
Libin, Stuart	150,000	150,000	Nil	Nil
Madhusudan, Kumaranelloor (5)	12,500	12,500	Nil	Nil
Madhusudan, Nalini (6)	12,500	12,500	Nil	Nil
Menzies, D. Allan (7)	50,000	50,000	Nil	Nil
Menzies, Scot (8)	50,000	50,000	Nil	Nil
Niven, Mary	250,000	250,000	Nil	Nil
Redeker, Leslie	25,000	25,000	Nil	Nil
Romney, Christina (9)	50,000	50,000	Nil	Nil
Romney, Deanna (10)	50,000	50,000	Nil	Nil
Romney, Douglas (11)	50,000	50,000	Nil	Nil
Romney, John (12)	50,000	50,000	Nil	Nil
Romney, Malcolm (13)	50,000	50,000	Nil	Nil
Romney, Matthew (14)	50,000	50,000	Nil	Nil
Romney, Maureen (15)	50,000	50,000	Nil	Nil
Ruskin, Larry	150,000	150,000	Nil	Nil
Schultz, Laura (16)	75,000	75,000	Nil	Nil
Schultz, Trent (17)	75,000	75,000	Nil	Nil
Smehof, Joan (18)	50,000	50,000	Nil	Nil
Smehof, Lori (19)	50,000	50,000	Nil	Nil
Tripp, Paul	250,000	250,000	Nil	Nil
Vogel, Michael	35,000	35,000	Nil	Nil
Whitelaw, Paul	25,000	25,000	Nil	Nil
Whitlock, Audrey (20)	150,000	150,000	Nil	Nil
Whitlock, John (21)	50,000	50,000	Nil	Nil
Whitlock, Maureen (22)	10,000	10,000	Nil	Nil
Totals	2,157,500	2,157,500	Nil	Nil

(1) Sibling of Shannon Hindmarch and Sean Hindmarch; nephew of Dale Hindmarch.
(2) Uncle of Brent Hindmarch, Sean Hindmarch and Shannon Hindmarch.
(3) Sibling of Shannon Hindmarch and Brent Hindmarch; nephew of Dale Hindmarch.
(4) Sibling of Brent Hindmarch and Sean Hindmarch; nephew of Dale Hindmarch.
(5) Spouse of Nalini Madhusudan.
(6) Spouse of Kumaranelloor Madhusudan.
(7) Father of Scot Menzies.
(8) Son of D. Allan Menzies.
(9) Sister of Deanna Romney, Douglas Romney, Malcolm Romney and Matthew Romney; Child of Maureen Romney and John Romney.
(10) Sister of Christina Romney, Douglas Romney, Malcolm Romney and Matthew Romney; Child of Maureen Romney and John Romney.
(11) Brother of Christina Romney, Deanna Romney, Malcolm Romney and Matthew Romney; Child of Maureen Romney and John Romney.
(12) Parent of Christina Romney, Deanna Romney,  Douglas Romney, Malcolm Romney and Matthew Romney; Spouse of Maureen Romney.
(13) Sibling of Christina Romney, Deanna Romney, Douglas Romney, Malcolm Romney and Matthew Romney; Child of Maureen Romney and John Romney.
(14) Brother of Christina Romney, Deanna Romney, Douglas Romney and Malcolm Romney; Child of Maureen Romney and John Romney.
(15) Parent of Christina Romney, Deanna Romney,  Douglas Romeny, Malcolm Romney and Matthew Romney; Spouse of John Romney.
(16) Spouse of Trent Schultz.
(17) Spouse of Laura Schultz.
(18) Child of Lori Smehof.
(19) Parent of Joan Smehof.
(20) Spouse of Joel Whitlock, secretary of the Company.
(21) Father of Joel Whitlock, secretary of the Company and spouse of Maureen Whitlock.
(22) Mother of Joel Whitlock, secretary of the Company and spouse of John Whitlock.

The named party beneficially owns and has sole voting and investment power over all shares or rights to these shares.  The numbers in this table assume that the Selling Stockholders intend to sell all shares of common stock being offered in this prospectus, and assumes that all shares offered are sold.  The percentages are based on 5,557,500 shares of common stock outstanding on March 31, 2011.

Except where noted above, none of the Selling Stockholders:

(1)	holds or has held any position, office or any other material relationship with the Company or its predecessors or affiliates within the past three years; or

(2)           has ever been one of our directors or officers.

To the best of our knowledge, none of the Selling Stockholders holds any other stock of the Company and if they were to sell all of the shares listed above, they would hold no equity interest in the Company.  Also to the best of our knowledge, none of the Selling Stockholders are broker-dealers or are affiliated with a broker-dealer.

There was no private placement agent or others who were involved in placing shares with the Selling Stockholders.

If a Selling Stockholder transfers any of the Secondary Shares and the transferee wishes to be included in this offering, we will file a prospectus supplement which includes the change pursuant to Rule 424 of the Securities Act.

PLAN OF DISTRIBUTION

We are registering the resale of the Secondary Shares on behalf of the Selling Stockholders. The Selling Stockholders will act independently of us in making decisions with respect to the timing, manner, and size of each sale or non-sale related transfer. We will not receive any of the proceeds of this offering.

The Selling Stockholders will offer to sell their Secondary Shares at $0.04 per share until our common stock is quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices.

The Selling Stockholders may use one or more of the following methods when selling Secondary Shares:

1.	block trades in which the broker-dealer engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

2.	purchases by a broker-dealer as principal and resale by the broker-dealer for its account pursuant to this prospectus;

3.	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

4.	an exchange distribution in accordance with the rules of the applicable exchange;

5.	privately negotiated transactions;

6.	market sales (both long and short to the extent permitted under the federal securities laws);

7.	at the market to or through market makers or into an existing market for the shares;

8.	transactions in options, swaps or other derivatives (whether exchange listed or otherwise);

9.	a combination of any of the aforementioned methods of sale; and

10.	any other method permitted pursuant to applicable law.

A Selling Stockholder may also resell all or any portion of the Selling Stockholder’s Secondary Shares which qualify for sale pursuant to Rule 144 under the Securities Act rather than pursuant to this prospectus.

In effecting sales, broker-dealers engaged by the Selling Stockholders may arrange for other brokers-dealers to participate.   Broker-dealers may receive commissions or discounts from a Selling Stockholder or, if any of the broker-dealers act as an agent for the purchaser of such shares, from a purchaser, in amounts to be negotiated which are not expected to exceed those customary in the types of transactions involved.

Broker-dealers may agree with a Selling Stockholder to sell a specified number of Secondary Shares at a stipulated price per share.  Such an agreement may also require the broker-dealer to purchase as principal any unsold Secondary Shares at the price required to fulfill the broker-dealer commitment to the Selling Stockholder if such broker-dealer is unable to sell the Secondary Shares on behalf of the Selling Stockholder.

Broker-dealers who acquire Secondary Shares as principal may thereafter resell the Secondary Shares from time to time in transactions which may involve block transactions and sales to and through other broker-dealers, including transactions of the nature described above. Such sales by a broker-dealer could be at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price or in negotiated transactions.  In connection with such resales, the broker-dealer may pay to or receive from the purchasers of the shares commissions as described above.

In connection with distributions of the Secondary Shares, the Selling Stockholders may enter into hedging transactions with broker-dealers and the broker-dealers may engage in short sales of the shares in the course of hedging the positions they assume with the Selling Stockholder. The Selling Stockholders also may sell the Secondary Shares short and deliver the shares to close out such short positions. The Selling Stockholders also may enter into options or other transactions with broker-dealers that involve the delivery of Secondary Shares to the broker-dealers, which may then resell or otherwise transfer such shares.

The Selling Stockholders also may loan or pledge Secondary Shares to a broker-dealer and the broker-dealer may sell the shares so loaned or upon a default may sell or otherwise transfer the pledged shares.

Before any involvement of any broker-dealer in the offering, such broker-dealer must seek and obtain clearance of the underwriting compensation and arrangements from FINRA.

To the extent required under the Securities Act, if a Selling Stockholder enters into an agreement, after effectiveness, to sell Secondary Shares to a broker-dealer as principal and the broker-dealer is acting as an underwriter, we will file a post effective amendment to this registration statement identifying the broker-dealer, providing the required information on the plan of distribution (including the number of shares of common stock involved, the price at which the common stock is to be sold and the commissions paid or discounts or concessions allowed to such broker-dealers), revising the appropriate disclosures in the registration statement and filing the agreement as an exhibit to the registration statement.  We also intend to file any post effective amendments or other necessary documents in compliance with the Securities Act which may be required if any of the Selling Stockholders defaults under any customer agreement with a broker-dealer.

Each of the Selling Stockholders reserves the sole right to accept or reject, in whole or in part, any proposed purchase of the Secondary Shares to be made directly or through agents. The Selling Stockholders and any agents or broker-dealers that participate with the Selling Stockholders in the distribution of Secondary Shares may be deemed to be “underwriters” within the meaning of the Securities Act, and any commissions received by them and any profit on the resale of the Secondary Shares may be deemed to be underwriting commissions or discounts under the Securities Act.

We can provide no assurance that any of the offered Secondary Shares will be sold by the Selling Stockholders.

The Selling Stockholders must comply with the requirements of the Securities Act and the Exchange Act in the offer and sale of the Secondary Shares. In particular, during such times as the Selling Stockholders may be deemed to be engaged in a distribution of the Secondary Shares, and therefore be considered to be an underwriter, they must comply with applicable law and must, among other things:

1.	not engage in any stabilization activities in connection with our common stock;

2.	furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and

3.	not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Exchange Act.

We intend to hand deliver or mail a prospectus to each Selling Stockholder. We do not have (and to the best of our knowledge, none of the Selling Stockholders have) any intentions of distributing our prospectus other than by hand or the mails. We also do not have (and to the best of our knowledge, none of the Selling Stockholders have) any intentions to use any form of prospectus other than a printed prospectus.

We are bearing all costs related to registration of the Secondary Shares, other than commissions and discounts of agents or broker-dealers and transfer taxes, if any, which are the responsibility of the Selling Stockholders.

We are paying the expenses of the offering because we seek to: (i) become a reporting company under the Exchange Act; and (ii) enable our common stock to be quoted on the OTC Bulletin Board.  We must be a reporting company under the Exchange Act in order for our common stock to be eligible for quotation on the OTC Bulletin Board.  We believe that the registration of the resale of shares on behalf of the Selling Stockholders may facilitate the development of a public market in our common stock if our common stock is approved for quotation on the OTC Bulletin Board.

We consider that the development of a public market for our common stock will make an investment in our common stock more attractive to future investors.  We believe that obtaining reporting company status under the Exchange Act and having our common stock quoted on the OTC Bulletin Board should increase our ability to raise additional funds from investors, should the need arise.

In order for our common stock to be quoted on the OTC Bulletin Board, we must contact an authorized OTC Bulletin Board market maker for sponsorship of our securities on the OTC Bulletin Board. Only market makers can apply to quote securities on the OTC Bulletin Board.

Although we intend to have our common stock quoted on the OTC Bulletin Board, public trading of our common stock may never materialize.  If our common stock becomes quoted on the OTC Bulletin Board or another exchange, then the sales price to the public will vary according to the selling decisions of each Selling Stockholder and the market for our stock at the time of resale.  In these circumstances, the sales price to the public may be:

1.           the market price of our common stock prevailing at the time of sale;

2.           a price related to such prevailing market price of our common stock; or

3.           such other price as the Selling Stockholders determine from time to time.

DESCRIPTION OF SECURITIES TO BE REGISTERED

The securities to be registered consist of common stock, with a par value of $0.001 per share.

The holders of outstanding shares of common stock are entitled to receive dividends out of assets legally available to be dividended at such times and in such amounts as the Board of Directors may from time to time determine. Holders of common stock share equally on a per share basis in any dividend declared by the Board of Directors.

Each outstanding share of common stock is entitled to one vote on all matters submitted to a vote of stockholders. There are no cumulative voting rights.

Upon liquidation, dissolution or winding up of the Company, the holders of common stock are entitled to share, based on their percentage holdings, in all net assets available for distribution to stockholders after payment to creditors.

The common stock is not convertible or redeemable and has no preemptive, subscription or conversion rights.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert named in the registration statement as having prepared or certified any part thereof (or any report or valuation for use in connection with the registration statement), or counsel for the registrant, underwriters or selling security holders named in the prospectus as having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of such securities, was employed for such purpose on a contingent basis, or at the time of such preparation, certification or opinion or at any time thereafter, through the date of effectiveness of the registration statement or that part of the registration statement to which such preparation, certification or opinion relates, had, or is to receive in connection with the offering, an interest, direct or indirect, in the registrant or any of its parents or subsidiaries or was connected with the registrant or any of its parents or subsidiaries as a promoter, managing underwriter (or any principal underwriter, if there are no managing underwriters) voting trustee, director, officer, or employee.

Our financial statements for the period ended March 31, 2011, contained in this prospectus, have been audited by LBB & Associates Ltd., LLP, registered independent certified public accountants, to the extent set forth in their report, and are set forth in this prospectus in reliance upon such report given upon their authority as experts in auditing and accounting.

The law firm of Befumo & Schaeffer, PLLC passed upon the validity of the issuance of the common shares to be sold by the selling security holders under this prospectus.

DESCRIPTION OF BUSINESS

In General

The Company is a US-based online retail store, specializing in the sale of all natural pet products, with an emphasis on over-the-counter health care solutions, under categories that include grooming, health care, treats, flea and tick control, toys and accessories, calming, dental, and more, through its website www.gaiaremedies.com. We seek to combine our product selection and pet health information with the shopping ease of the Internet to deliver a convenient and personalized shopping experience. Our target audience is dog and cat owners with web-enabled computers or mobile devices. We are still in the development stage.

Industry Overview

The continued growth of e-commerce has been widely reported.  Forrester Research projects that U.S. Internet retail sales will grow from $176 billion in 2010 to $279 billion in 2015.

The pet industry market on the whole aggregates nearly $50 billion in domestic sales annually of products including litter, food and other supplies. According to the American Pet Products Association (the “APPA”), the leading not-for-profit trade association serving the interests of the pet industry, U.S. pet industry sales are expected to exceed $50 billion in 2011, with steady growth bringing the market to more than $74 billion in 2015.

Growth in the pet industry market is driven partly by the increasing number of pet owners, attributable to several factors, including the following:

1.	the population is aging and, generally speaking, pet population follows age;
2.	the children of the baby boom generation are leaving home and being replaced by pets; and
3.	large numbers of single adults are choosing pets for companionship and, in some instances, for protection.

According to the 2011-2012 APPA National Pet Owners Survey, 38.9% of U.S. households own a cat and 46.3% of U.S. households own a dog. According to the same survey, the number of cats owned in the U.S. totals 86.4 million and the number of dogs owned in the U.S. totals 78.2 million.
Apart from the increasing number of pet owners, we feel pet owners, like the general population, are increasingly focused on healthy living, which can translate into spending on healthy products for pets. Also, pets, in their role as extended family, are treated as such, and products that can improve the health or well being of a pet are in high demand. Additionally, all things natural, eco-friendly, and organic are growing in popularity. We feel these key industry trends support our business model.

Principal Products

We will offer a comprehensive line of non-prescription medications, vitamins, supplements and other health products, for dogs and cats. We have researched and selected approximately 150 products, which will be more than sufficient to address the most common dog and cat health conditions such as bad breath, fleas and ticks, joint health, mouth infections, skin/coat infections, hotspots, sunburn, sore paw pads, and so forth.

We will research new products, and regularly select new products or the latest generation of existing products to become part of our product selection.  In addition, we will also refine our current products to respond to changing consumer-purchasing habits and needs.  Our website is designed to give us the flexibility to change featured products or promotions.

Natural Products Focus

Just like humans, domesticated animals like dogs and cats are affected by the health hazards of modern living. Pollution, poor nutrition, stress and unhealthy lifestyles can lead to a variety of illnesses and conditions that are very similar to those experienced by humans. In fact, many, if not most pet health concerns can be addressed by helping pets to live a healthier lifestyle. We feel that one of the keys to living a healthier life is to use products created from natural ingredients.

For many years people would purchase food and other products for their pets that have been processed in a factory and never question any of it. In recent years, there has been a movement towards all natural products for pets. It has occurred to many people that pets live in the same world that we do so why should they be denied the more natural things in life that may be better for them.

While it is true that there is no official, U.S. government regulated definition for the term natural pertaining to the natural products industry, the FDA refers to natural ingredients as "ingredients extracted directly from plants or animal products as opposed to being produced synthetically."

Our focus in product selection is to stay true to the above definition of natural ingredients. We aim for products with natural ingredients including plant, animal, mineral or microbial ingredients…

•	present in or produced by nature;
•	produced using minimal physical processing;
•	directly extracted using simple methods, simple chemical reactions or resulting from naturally occurring biological processes.

Natural ingredients are…

•	grown, harvested, raised and processed in an ecological manner;
•	not produced synthetically;
•	free of all petrochemicals;
•	not extracted or processed using petrochemicals;
•	not extracted or processed using anything other than natural ingredients as solvents;
•	not exposed to irradiation;
•	not genetically engineered and do not contain GMOs (genetically modified organisms)

Natural ingredients do not

•	contain synthetic ingredients (i.e. produced by synthesis, a compound made artificially by chemical reactions, from simpler compounds or elements)
•	contain artificial ingredients including colors or flavoring
•	contain synthetic chemical preservatives.

In some cases, natural products command a higher price than synthetic products that do not meet the demanding natural products definition. Consumers are willing to pay higher prices for natural products for many reasons:

1.	they are made from ingredients flowing from land management systems that are eco-friendly;
2.	the products are healthier for being all natural; and
3.	because they feel that they have less side effects.

Principal Suppliers

The Company has identified all natural US and Canadian suppliers that include Animal's Apawthecary, Animal Essentials, Nordic Naturals, Flora Health, Dr. Rose's Remedies, Pop’s Pet Products, among others. These companies are already established and we believe that they are perceived by consumers as superior, leading brands.

Warehousing and Shipping

We will inventory our products with and fill all customer orders from a third party warehouse and fulfillment facility (“3PF”) located in Ferndale, Washington. Customers will purchase products using a state-of-the-art online shopping cart supported by a Secure Sockets Layer security merchant gateway. Orders will be sent in real-time to our 3PF partner for picking, packing and shipping. We will ship to anywhere in the United States served by the United States Postal Service, United Parcel Service, or Federal Express.   Our goal is to ship products the same day that an order is received.  We expect orders within the Continental U.S. to be delivered within one week.

Our inventory database will be updated in real-time, allowing us to display on our Website only those items available for sale.

Technology

We intend to implement a broad array of commercially available, licensed technologies that facilitate Website management, complex database search functionality, customer interaction and personalization and transaction processing.

To address the critical issues of privacy and security on the Internet, we will incorporate, for transmission of credit card and personal information between customers and our Web server, industry standard Secure Sockets Layer (SSL) security technology. SSL is the standard security technology for creating an encrypted link between a web server and a browser. This link ensures that all data passed between our web server and the browser on a customer’s computing device remains private and secure. This system is used by millions of websites worldwide to allow secure internet transactions for customers.

Our systems will provide our customers with real time product availability information and updated customer information to enhance our customer care.

We will have an integrated direct connection for processing credit cards to ensure that a valid credit card number and authorization have been received at the same time a customer submits an order on our website.

Our information systems will provide our customer care representatives with records of all prior contact with a customer, including the customer’s address, phone number, e-mail address, fax number, prescription information, order history, payment history, and notes.

Competitive Factors

We believe that the principal competitive factors in our market include website design and features, website content, product selection and availability, brand recognition, price, proprietary products and customer service.

Website Design and Features

From our home page, customers will be able to search our website for products and access resources on a variety of information on dogs and cats.  Customers will be able to shop at our website by category, product line, or individual product.

Many shopping carts are tricky to navigate and lose customers who often leave without buying, because the sign-up registration process asks for more personal information than what's needed to complete the transaction. Our store design will be engineered for speed and ease. Once shoppers place an order, the checkout process will be streamlined and simplified down to one page, thus reducing the chances of shopping cart abandonment.

The Website will contain an automatic shipment feature, for customers who wish to purchase products on a regular, recurring, basis by leaving their credit card details on file within our secure server platform.

Success in today’s online retailing world includes addressing the needs of  mobile device users. We will engineer our Website to ensure compatibility with mobile devices, including smart phones and tablets like the iPad and BlackBerry Playbook.

Website Content

Our website will contain rich content, informative 'how-to' videos, blogs and social media platforms, all designed to educate, entertain and inform pet owner consumers about the health benefits of natural medications, vitamins and supplements, which will believe will add value and trigger repeat purchases.

Product Selection and Availability

We will offer a comprehensive line of non-prescription medications, vitamins, supplements and other health products, for dogs and cats. We have researched and selected approximately 150 products, which will be more than sufficient to address the most common dog and cat health conditions such as bad breath, fleas and ticks, joint health, mouth infections, skin/coat infections, hotspots, sunburn, sore paw pads, and so forth.

We will research new products, and regularly select new products or the latest generation of existing products to become part of our product selection.  In addition, we will also refine our current products to respond to changing consumer-purchasing habits.  Our website is designed to give us the flexibility to change featured products or promotions.

Brand Recognition

We are a start up company without brand recognition. We intend to create and build our brand through providing a superior shopping experience, which in the interim will include the sale of some of the most popular and well-recognized natural pet remedies under established brand names and, in due course, the sale of proprietary products under our own label.

Price and Positioning

We will offer a broad selection of products for dogs and cats, ranging in price from $5 to $300. Generally, our products will be competitively priced, but we are not positioning ourselves as a discount retailer. We believe discerning pet owner consumers will pay our prices and remain loyal based on the totality of our offering, including cutting edge website design, innovative and imaginative offerings, informative content, top notch customer service, the opportunity to participate in our social media communities and, in due course, proprietary blends.

Proprietary Products

We will focus initially on selling leading brands and products, with the goal, however, of replacing part of the product array with white labeled products under the Gaia Remedies brand, thus allowing us to charge more and achieve higher gross margins. Additionally, we intend to secure exclusive contracts with several leading manufacturers of unique natural products for pets and to enhance their formulations with our proprietary blends. We feel these strategies are critical to competing effectively with and distinguishing ourselves from competitors that sell large volumes of pet products at discount prices with slim margins.

Customer Service

We believe that a high level of customer service and support is critical to differentiating ourselves from other online retailers of all natural pet remedies and maximizing customer acquisition and retention efforts.  Our customer service effort starts with our website, which will be designed to provide an easy-to-navigate and intuitive shopping experience.  A well-organized help center will be available on the Website and will be designed to answer many of our customers’ most frequently asked questions.  For customers who prefer e-mail or telephone assistance, a customer service representative will be available seven days a week to provide assistance.   To ensure that customers are satisfied with their shopping experience, we generally plan to allow returns for any reason within 30 days of the date of sale for a full refund.

Competition

Our competition for customers comes from a variety of sources, including existing bricks and mortar retailers that are using the Internet to expand their channels of distribution, traditional retailers, veterinarians and established mail-order and online retailers of pet medications and other health products. Many of these competitors have longer operating histories, significantly greater resources, greater brand recognition and more firmly established supply relationships.  Moreover, we expect additional competitors to emerge in the future.

Our current or potential competitors include the following:

•     Online merchants such as 1800PetMeds.com, OnlyNaturalPet.com, PetWellBeing.com, NativeRemedies.com, PetMedStore.com, JeffersPet.com, FuturePets.com, PlanetBlueDog.com and Drugstore.com.

•     Big box pet supply retailers such as PetSmart, Petcetera, PETCO, who are among the dominant players, plus hundreds of smaller bricks and mortar stores.

•     Supermarkets and grocery stores, including traditional supermarkets, such as Safeway and Kroger, and natural-food markets, such as Whole Foods.

•     Manufacturers of pet vitamins, dietary supplements and medicinal formulators that operate their own online sites and who supply specialty pet stores and chains with the same products.

Marketing

The goal of our marketing strategy is to build brand recognition, increase customer traffic, add new customers, build strong customer loyalty, maximize reorders, and develop incremental revenue opportunities.  We have an integrated marketing program that will include direct mail, print advertising, e-mail campaigns, online marketing and social media strategy.

Direct Mail, Print Advertising and E-mail Campaigns

We will use direct mail, print advertising and e-mail campaigns to acquire new customers and to remind existing customers to reorder.

Online Marketing

Online retail success means being found online and rising visitor traffic to the website. We expect to gain market share and become a heavily trafficked e-commerce site in the pet supplies and natural remedies space by using a broad array of online marketing strategies, including banner advertising, pay-per-click advertising, 'link backs' and on page-off page optimization.

As part our online marketing strategy, we will make our brand available to Internet consumers by using targeted keywords and achieving prominent placement on the top search engines and search engine networks, including Google and Yahoo. We will also optimize each page of our Website so that it can be found by search engines and search engine networks. Search Engine Optimization strategy begins by researching popular keywords that potential customers will use to search for a product on the Internet. In the context of our business, we will incorporate keywords in our product descriptions on each page of our Website.

We plan to become a member of the LinkShare Network, which is an affiliate program with merchant clients and affiliate websites.  This network is designed to develop and build a long-term, branded affiliate program in order to increase online sales and establish an Internet presence.  The LinkShare Network will enable us to establish link arrangements with other websites, as well as with portals and search engines.

Social Media Tools

We believe social media tools are critically important to building brand and community. As social media platforms (e.g. Facebook) mature past their college roots, consumers and businesses have embraced them and these platforms have become vital tools to connect consumers and promote product purchases. Our social media strategy includes videos, talk-backs with experts in pet care and pet health, contests, coupons, special offers, health and safety tips, give-aways, e-book distribution, among others. We intend to select and place advertising on those social media platforms that are effective in reaching our target audience.

Intellectual Property and Agreements

We own the domain name www.gaiaremedies.com, but we have no other intellectual property such as patents or trademarks. Additionally, we have no royalty agreements or labor contracts.

We rely on technologies that we license from third parties.  These licenses may not continue to be available to us on commercially reasonable terms in the future, if at all.  As a result, we may be required to obtain substitute technology of lower quality and/or greater cost, which could materially adversely affect our business, financial condition, results of operations and cash flows.

Governmental Approvals And Regulations

We are not currently subject to direct regulation by any domestic or foreign governmental agency, other than regulations applicable to businesses generally, and laws or regulations directly applicable to online commerce.  We are not aware of any permits or licenses that are required in order for us, generally, to sell pet supplies on the Internet, although licenses are sometimes required to sell products made from specific materials.  In addition, permits or licenses may be required from international, federal, state or local governmental authorities to operate or to sell certain other products on the Internet in the future.  No assurances can be given that we will be able to obtain such permits or licenses. We may be required to comply with future national and/or international legislation and statutes regarding the conduct of commerce on the Internet in all or specific countries throughout the world. No assurance can be made that we will be able to comply with such legislation or statutes. Our Internet operations are not currently impacted by federal, state, local and foreign environmental protection laws and regulations.

Employees

As of the date of this prospectus, we have no employees other than Peter Hedly, our sole executive officer and director and Joel Whitlock, our secretary. We do not intend any material change in the number of employees over the next 12 month. We are conducting and intend to conduct our business largely through consultants on a contract basis.

Reports to Security Holders

Although we are not required to deliver an annual report to security holders, we intend to voluntarily send an annual report to security holders and this annual report will include audited financial statements.

This prospectus and exhibits will be contained in a Form S-1 registration statement that will be filed with the Securities and Exchange Commission (the “Commission”). We will become a reporting company after this prospectus has been declared effective by the Commission. As a reporting company, we will be required to file quarterly, annual, beneficial ownership and other reports with the Commission. However, unless we have the requisite number of shareholders we are only obliged to report to the Commission for one year.

You may read and copy any materials we file with the Commission at the Commission's Public Reference Room located at 100 F Street, N.E., Room 1580, Washington, D.C. You may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. Since we are an electronic filer, the easiest way to access our reports is through the Commission's internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission. The address of the Commission’s internet site is http://www.sec.gov.

DESCRIPTION OF PROPERTY

For its executive and head office, the Company operates out of space located at 13140 70th Lane NE, Kirkland, WA. The office is being provided free of charge by a director as an accommodation to the Company.

LEGAL PROCEEDINGS

We are not a party to any material pending or threatened legal proceedings.

We are required by Section 78.090 of the Nevada Revised Statutes (the “NRS”) to maintain a resident agent in the State of Nevada. Our resident agent for this purpose is Empire Stock Transfer of 2470 Saint Rose Pkwy, Suite 304, Henderson, Nevada 89074. All legal process and any demand or notice authorized by law to be served upon us may be served upon our resident agent in the manner provided in NRS 14.020(2).

MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S COMMON EQUITY

Our common shares are not currently quoted on any exchange.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTTERS

Market Information

There is presently no public market for our common stock.  We intend to seek the creation of such a market by contacting an authorized OTC Bulletin Board market maker for sponsorship of our securities on the OTC Bulletin Board, a quotation medium administered by FINRA, upon the registration statement of which this prospectus forms a part becoming effective.  Only market makers can apply to quote securities on the OTC Bulletin Board. We have had preliminary discussions with an authorized OTC Bulletin Board market maker with the intent of entering into an agreement for sponsorship of our common stock for quotation on the OTC Bulletin Board. If we are able to engage a market maker, we anticipate that it will take approximately two months following submission of the application to FINRA for our securities to be quoted on the OTC Bulletin Board. However, our common stock may never be quoted on the OTC Bulletin Board or, if quoted, a public market in the stock may never materialize.

Our common stock is a penny stock. Penny stocks are generally equity securities with a price of less than $5, other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system.  The Commission has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. The penny stock rules require a broker-dealer, before a transaction in a penny stock, to deliver a standardized risk disclosure document prepared by the Commission, that: (a) contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading; (b) contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties or other requirements of securities' laws; (c) contains a brief, clear, narrative description of a dealer market, including bid and ask prices for  penny stocks and the significance of the spread between the bid and ask price; (d) contains a toll-free telephone number for inquiries on disciplinary actions; (e) defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and (f) contains such other information and is in such form, including language, type, size and  format, as the Commission shall require by rule or regulation.

The broker-dealer also must provide, before effecting any transaction in a penny stock, the customer with: (a) bid and offer quotations for the penny stock; (b) the compensation of the broker-dealer and its salesperson in the transaction; (c) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and (d) a monthly account statements showing the market value of each penny stock held in the customer's account.  In addition, the penny stock rules require that, before a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement.

These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our stock. Therefore, it may be difficult or impossible for stockholders to sell those securities.

Grants of Options, Warrants or Securities Convertible Into Equity

To date, we have not granted any options or warrants to purchase, or securities convertible into, common equity of the Company.

Registration Rights

We have not granted registration rights to the Selling Stockholders or to any other persons.

Shares to be Sold

We have agreed to register 2,157,500 shares of our common stock for sale by the Selling Stockholders.

Holders of Our Common Stock

As of the date of this registration statement, we had 36 holders of record of our common stock.

Dividends

We have never paid dividends on our common stock and do not anticipate paying any dividends on our common stock in the foreseeable future. The declaration and payment of dividends is at the discretion of our Board of Directors. Any determination as to the payment of dividends in the future will depend upon results of operations, capital requirements, and restrictions in loan agreements, if any, and such other factors as the Board of Directors may deem relevant.

There are no restrictions in our articles of incorporation or bylaws that prevent us from declaring dividends.   The Nevada Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend:

1.	We would not be able to pay our debts as they become due in the usual course of business; or

2.
Our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of stockholders who have preferential rights superior to those receiving the distribution.

Equity Compensation Plan

We have no compensation plans under which our equity securities are authorized for issuance.

Transfer Agent

The name, address and telephone number of our transfer agent is as follows:

Empire Stock Transfer Inc.
1859 Whitney Mesa Dr.
Henderson  NV  89014
702-818-5898

GAIA REMEDIES, INC.
(A DEVELOPMENT STAGE COMPANY)

Report of Independent Registered Public Accounting Firm

To the Board of Directors of
Gaia Remedies, Inc.
(A Development Stage Company)
Kirkland, WA

We have audited the accompanying balance sheet of Gaia Remedies, Inc. (the “Company”) as of March 31, 2011, and the related statements of operations, stockholders' equity and cash flows for the period from December 15, 2010 (inception) through March 31, 2011. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Gaia Remedies, Inc. as of March 31, 2011, and the results of its operations and its cash flows for the period from December 15, 2010 (inception) through March 31, 2011 in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 3 to the financial statements, the Company's absence of significant revenues, losses from operations, and its need for additional financing in order to fund its projected loss in 2012 raise substantial doubt about its ability to continue as a going concern. The 2011 financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ LBB & Associates Ltd., LLP

LBB & Associates Ltd., LLP
Houston, Texas
June 8, 2011

GAIA REMEDIES, INC.
(A DEVELOPMENT STAGE COMPANY)
BALANCE SHEET
As of March 31, 2011

ASSETS
Current assets
Cash	$41,822
Total current assets	41,822
Total assets	$41,822

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable and accrued liabilities	$-
Total current liabilities	-
Total liabilities	-

Commitments

STOCKHOLDERS’ EQUITY
Common stock, $.001 par value, 100,000,000 shares authorized, 5,557,500 shares issued and outstanding	5,558
Additional paid in capital	40,992
Deficit accumulated during the exploration stage	(4,728)
Total stockholders’ equity	41,822

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$41,822

See accompanying notes to financial statements.

GAIA REMEDIES, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF OPERATIONS
For the period from December 15, 2010 (Inception) through March 31, 2011

Inception through March 31, 2011
General and administrative expenses:
Professional fees	$3,769
Other	959
Total general and administrative expenses	$4,728

Net loss	$(4,728)

Net loss per share:
Basic and diluted	$(0.00)

Weighted average shares outstanding:
Basic and diluted	5,557,500

See accompanying notes to financial statements.

GAIA REMEDIES, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF STOCKHOLDERS’ EQUITY
For the period from December 15, 2010 (Inception) through March 31, 2011

	Common stock
	Shares	Amount	Additional paid-in capital	Deficit accumulated during the exploration stage	Total
Issuance of common stock for cash to founders at $.001 per share	3,400,000	$3,400	$-	$-	$3,400

Issuance of common stock for cash at $0.02 per share	2,157,500	2,158	40,992	-	43,150

Net loss	-	-	-	(4,728)	(4,728)

Balance, March 31, 2011	5,557,500	$5,558	$40,992	$(4,728)	$41,822

See accompanying notes to financial statements.

GAIA REMEDIES, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF CASH FLOWS
For the period from December 15, 2010 (Inception) through March 31, 2011

Inception through March 31, 2011
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(4,728)
Adjustments to reconcile net loss to cash used by operating activities:
Increase in accrued expenses	-

CASH FLOWS USED IN OPERATING ACTIVITIES	(4,728)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from sale of common stock	46,550

CASH FLOWS PROVIDED BY FINANCING ACTIVITIES	46,550

NET INCREASE IN CASH	41,822
Cash, beginning of period	-
Cash, end of period	$41,822

SUPPLEMENTAL CASH FLOW INFORMATION
Interest paid	$-
Income taxes paid	$-

See accompanying notes to financial statements.

GAIA REMEDIES, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
March 31, 2011

NOTE 1 – NATURE OF BUSINESS

Gaia Remedies, Inc. (“Gaia” or the “Company”) was incorporated in Nevada on December 15, 2010. Gaia is in the business of the online retail sale of all natural pet remedies. Gaia is a development stage company and has not yet realized any revenues from its planned or any other operations.

NOTE 2 – SUMMARY OF ACCOUNTING POLICIES

Cash and Cash Equivalents

The Company considers all highly liquid investments with the original maturities of three months or less to be cash equivalents.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the balance sheet.  Actual results could differ from those estimates.

Basic Loss Per Share

Basic loss per share has been calculated based on the weighted average number of shares of common stock outstanding during the period.

Fair Value of Financial Instruments

The carrying value of cash and accounts payable approximates their fair value because of the short maturity of these instruments.  Unless otherwise noted, it is management’s opinion the Company is not exposed to significant interest, currency or credit risks arising from these financial instruments.

Foreign Currency Translation

The Company's functional currency is United States ("U.S.") dollars as substantially all of the Company's operations use this denomination.  The Company uses the U.S. dollar as its reporting currency.

Transactions undertaken in currencies other than the functional currency of the entity are translated using the exchange rate in effect as of the transaction date.  Any exchange gains and losses would be included in Other Income (Expenses) on the Statement of Operations.

Recently Adopted Accounting Standards

Effective on inception, we adopted guidance issued by the FASB that requires disclosure about the fair value of financial instruments for interim financial statements of publicly traded companies, which is included in the Codification in ASC 825-10-65, “Financial Instruments.” The adoption of ASC 825-10-65 did not have an impact on our consolidated results of operations or financial condition. Our adoption of the standard had no impact on our financial results.

Effective on inception, we adopted guidance issued by the FASB that relates to the presentation and accounting for noncontrolling interests, which is included in the Codification in ASC 810-10-65, “Consolidation.” In accordance with ASC 810-10-65, noncontrolling interests (previously shown as minority interest) are reported below net income under the heading “Net income attributable to noncontrolling interests” in the statements of income and shown as a component of equity in the balance sheets. Our adoption of the standard had no impact on our financial results.

Effective on inception, we adopted guidance issued by the FASB that requires enhanced disclosures regarding derivative instruments and hedging activities, enabling a better understanding of their effects on an entity’s financial position, financial performance and cash flows. The guidance is included in the Codification in ASC 815-10, “Derivatives and Hedging.” Our adoption of the standard had no impact on our financial results.

Effective on inception, we adopted ASC 820-10, “Fair Value Measurements and Disclosures,” with respect to recurring financial assets and liabilities. We adopted ASC 820-10 on January 1, 2009, as it relates to nonrecurring fair value measurement requirements for nonfinancial assets and liabilities. ASC 820-10 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. Our adoption of the standard had no impact on our financial results.

NOTE 3 - GOING CONCERN

These financial statements have been prepared in accordance with generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. As of March 31, 2011, the Company had no revenues, had accumulated a deficit of $4,728 and had working capital of $41,822, which may not be sufficient to sustain operations over the next 12 months, all of which casts substantial doubt about the Company’s ability to continue as a going concern. The Company’s ability to continue as a going concern is dependent upon its ability to generate future profitable operations and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. Management has no formal plan in place to address this concern but considers that the Company will be able to obtain additional funds by equity financing and/or related party advances. There is no assurance, however, of additional funding being available.

NOTE 4 – RELATED PARTY TRANSACTIONS

A shareholder (and sole executive officer and director) of the Company has offered a shareholder loan facility up to $100,000.  The loan facility is unsecured and bears interest at 5% per annum and is payable on demand after June 30, 2012. As of March 31, 2011, the amount outstanding under the shareholder loan facility was $ nil.

Gaia neither owns nor leases any real or personal property. An officer has provided office services without charge.  The officers and directors of Gaia are involved in other business activities and most likely will become involved in other business activities in the future.

NOTE 5 – INCOME TAXES

Gaia follows Statement of Financial Accounting Standards ASC 740, “Income Taxes.” Deferred income taxes reflect the net effect of (a) temporary difference between carrying amounts of assets and liabilities for financial purposes and the amounts used for income tax reporting purposes, and (b) net operating loss carryforwards. No net provision for refundable Federal income tax has been made in the accompanying statement of loss because no recoverable taxes were paid previously. Similarly, no deferred tax asset attributable to the net operating loss carryforward has been recognized, as it is not deemed likely to be realized.

The provision for refundable Federal income tax consists of the following:

March 31, 2011

Refundable Federal income tax attributable to:
Current operations	$1,608
Less, change in valuation allowance	(1,608)
Net refundable amount	$-

The cumulative tax effect at the expected rate of 34% of significant items comprising our net deferred tax amount is as follows:

March 31, 2011

Deferred tax asset attributable to:
Net operating loss carryover	$1,608
Less, valuation allowance	(1,608)
Net deferred tax asset	$-

At March 31, 2011, Gaia had an unused net operating loss carryover approximating $4,728 that is available to offset future taxable income and expires beginning in 2031.

NOTE 6 – COMMON STOCK

During the period ended March 31, 2011, Gaia issued 3,400,000 shares of common stock to its founding shareholders for $3,400 cash and 2,157,500 shares of stock to non-affiliate shareholders for $43,150 cash.

MANAGEMENT’S DISCUSSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION

Plan of Operation

The following discussion and analysis should be read in conjunction with the information set forth in the Company’s audited financial statements and related notes for the period ended March 31, 2011.

Plan of Operation for the Next 12 Months

Our plan of operation for the next 12 months is to finish construction of our website and commence selling our product line.

The specifics of our plan of operation over the next 12 months are as follows:

1.           complete the construction of, beta test and launch our website;

2.           secure merchant payment gateways;

3.           inventory products with our third party fulfillment partner in anticipation of initial sales;

4.           complete the construction of our social media platforms;

5.           retain a social media consultant to populate our platforms with educational content;

6.           roll-out online marketing and advertising program;

7.           retain a veterinary science advisor to review all promotional content and product pages;

8.           retain a search engine optimization consultant to determine which key words and phrases our website will use to engage affiliate partners to maximize its passive income potential; and

9.           commence a program of search engine optimization to assure that penetration of the marketplace is vast and consistent.

We have no need for and do not plan to purchase any plant or significant equipment over the next 12 months.

We anticipate that we will incur the following expenses over the next twelve months:

Category	Planned Expenditures Over The Next 12 Months
Legal and Accounting Costs(1)	12,000
Office Expenses	500
TOTAL	$12,500

Notes:
(1)	Excluding the estimated costs of this Offering of $8,500.

SEC Filing Plan

We intend to become a reporting company in summer 2011 after our registration statement on Form S-1 is declared effective. This means that we will file documents with the US Securities and Exchange Commission on a quarterly basis. We expect to incur filing costs of approximately $2,000 per quarter to support our quarterly and annual filings. In the next twelve months, we anticipate spending approximately $5,000 for legal costs to pay for three quarterly filings, one annual filing and a final prospectus filing. These estimated costs are included under Legal and Accounting Costs above.

As at March 31, 2011, we had a cash balance of $41,822. If additional funds become required, however, the additional funding will come from equity financing from the sale of our common stock and additional shareholder loan commitments. If we are not successful in raising additional financing, we anticipate that we will not be able to proceed with our business plan.

Due to our lack of operating history and present inability to generate revenues, our auditors have stated their opinion that there currently exists substantial doubt about our ability to continue as a going concern.

Results of Operations

For The Period From Inception Through March 31, 2011

We have had no operating revenues since our inception on December 15, 2010 through to the period ended March 31, 2011, but have incurred operating expenses in the amount of $4,728 for the same period.

We did not generate any revenues during the reporting period, but incurred operating expenses in the amount of $4,728 for the same period.

Our activities have been financed from the proceeds of share subscriptions. From our inception to March 31, 2010, we have raised a total of $46,550 from private offerings of our securities.

We have received a going concern opinion from our auditors because we have not generated sufficient revenues since our inception to cover our expenses and are therefore sustaining losses. During the period ended March 31, 2011, we incurred a net loss of $4,728, which resulted in an accumulated deficit of $4,728.

Our financial statements are prepared in accordance with U.S. generally accepted accounting principles.  We have expensed all development costs related to our establishment.

Liquidity and Capital Resources

Since its inception, the Company has financed its cash requirements from cash generated from the sale of common stock.

The Company’s principal sources of liquidity as of March 31, 2011 consisted of $41,822 in cash and cash equivalents and a $100,000 shareholder loan facility (provided by our sole executive officer and director).

Since inception through to and including March 31, 2011, we have raised $46,550 through the sale of our stock.

Under the shareholder loan facility from Peter Hedly, our sole executive officer and director, loan advances to or on behalf of the Company bear interest at 5% per annum, calculated and compounded annually, not in advance. The Company is required to repay the outstanding principal and interest at any time after June 30, 2012, on demand. Prepayment of all or a portion of the outstanding principal and interest may be made by the Company at any time without notice, bonus or penalty. The amount outstanding under the shareholder loan facility was nil as of March 31, 2011.

We believe the Company will have adequate resources to implement its strategic objectives in upcoming quarters.

We are attempting to commence operations and generate revenue, and we believe that our current cash position is significant enough to support our daily operations. Management intends to raise additional funds by way of a public or private offering. Management believes that the actions presently being taken to further implement its business plan and generate revenues provide the opportunity for us to continue as a going concern. While we believe in the viability of out strategy to produce revenues and in our ability to raise additional funds, there can be no assurances to that effect. Our ability to continue as a going concern is dependent upon our ability to further implement our business plan and generate revenues.

Off-balance sheet arrangements

We have no off-balance sheet arrangements including arrangements that would affect our liquidity, capital resources, market risk support and credit risk support or other benefits.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

Since inception, we have had no changes in or disagreements with our principal independent accountant.

DIRECTORS, EXECUTIVE OFFICERS AND CONTROL PERSONS

Our sole executive officer and director and his age and titles as of the date of this prospectus are as follows:

Name of Director	Age	Position
Peter Hedly	44	President, Treasurer, and Director

Mr. Hedly’s current term as a director of the Company commenced on December 15, 2011 and runs until the next annual meeting of the stockholders, unless earlier terminated.

Biographical Information

Peter Hedly has been president of Peter Hedly, Inc., a real estate sales and investment corporation since its inception in 2003. He has been in the real estate sales and investment area for over 20 years and previously was in the hotel and restaurant business with Keystone Resorts a AAA five diamond resort.

Mr. Hedly attended Lehigh University in Bethlehem, PA studying economics and business administration. Currently he is a member of the National Association of Realtors and is a Certified Residential Specialist (CRS) (only 4% of all real estate professionals hold this designation).

Significant Employees and Consultants

We have no significant employees other than Mr. Hedly who is our sole executive officer and director. Mr. Hedly is currently devoting 12 hours per week or 15% of his business time to Company affairs. Joel Whitlock acts in the capacity as our corporate secretary. The Secretary acts under the direction of  Mr. Hedly who is our sole executive officer and director.  Subject to the direction of the President, the Secretary is responsible for maintaining the minute book of the Company, its updating, and general corporate administrative duties of the Company.  The Secretary is not considered a named executive officer as the position is strictly limited to administrative responsibilities.

We conduct our business through agreements with consultants and arms-length third parties. Currently, we have no formal consulting agreements in place.

Mr. Hedly is serving as the principal accounting officer of the Company. Mr. Hedly has considerable practical working experience with the production and analysis of financial statements as a result of his past and current business activities.

Conflicts of Interest

Though Mr. Hedly does not work with pet supply companies other than ours, he may in the future. We do not have any written procedures in place to address conflicts of interest that may arise between our business and the future business activities of Mr. Hedly.

Committees of the Board of Directors

We do not presently have a separately constituted audit committee, compensation committee, nominating committee, executive committee or any other committees of our board of directors. As such, Mr. Hedly acts in those capacities as our sole director.

Audit Committee Financial Expert

Mr. Hedly is our sole director and does not qualify as an “audit committee financial expert.” We believe that the cost related to retaining such a financial expert at this time is prohibitive. Further, because we are in the exploration stage of our business operations, we believe that the services of an audit committee financial expert are not warranted at this time.

Role and Responsibilities of the Board

The Board of Directors oversees the conduct and supervises the management of our business and affairs pursuant to the powers vested in it by and in accordance with the requirements of the Revised Statutes of Nevada. The Board of Directors holds regular meetings to consider particular issues or conduct specific reviews whenever deemed appropriate.

The Board of Directors considers good corporate governance to be important to the effective operations of the Company. Our directors are elected at the annual meeting of the stockholders and serve until their successors are elected or appointed.  Officers are appointed by the Board of Directors and serve at the discretion of the Board of Directors or until their earlier resignation or removal.

We presently do not pay our directors or executive officers any salary or consulting fees and do not anticipate paying them any compensation during the next 12 months in their capacities as directors and officers.

There are no family relationships among directors or executive officers of the Company.

EXECUTIVE AND DIRECTOR COMPENSATION

Summary Compensation Table

The table below summarizes all compensation awarded to, earned by, or paid to our principal executive officer and directors for all services rendered in all capacities to us for the period from our inception through the fiscal period ended March 31, 2011.

Name and Principal Position	Year	Salary or fees earned or paid in cash ($)	Bonus ($)	Stock awards ($)	Option awards ($)	Non-equity incentive plan compen-sation ($)	Non- qualified deferred compen- sation earnings. ($)	All other compen-sation ($)	Total ($)
Peter Hedly Principal Executive Officer & Director	2011	0	0	0	0	0	0	0	0

Outstanding Equity Awards At Fiscal Year-End Table

None.

Option Exercises And Stock Vested Table

None.

PENSION BENEFITS TABLE

None.

Nonqualified Deferred Compensation Table

None.

All Other Compensation Table

None.

Perquisites Table

None.

Potential Payments Upon Termination Or Change In Control Table

None.

Long-Term Incentive Plan Awards

We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance to occur over a period longer than one fiscal year, whether such performance is measured by reference to our financial performance, our stock price, or any other measure.

Option/SAR Grants

We made no grants of stock options or stock appreciation rights to Peter Hedly during the period from our inception on December 15, 2010 through the period ending March 31, 2011.

Pension, Retirement or Similar Benefit Plans

There are no arrangements or plans in which we provide pension, retirement or similar benefits for directors or executive officers. We have no material bonus or profit sharing plans pursuant to which cash or non-cash compensation is or may be paid to our directors or executive officers.

Employment contracts and termination of employment and change-in-control arrangements

There are no employment agreements between the Company and Peter Hedly.

Compensation Committee

We do not have a standing compensation committee or a committee performing a similar function.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of our common stock, as of the date of this registration statement, by (i) each person (including any group) who is known by us to beneficially own more than 5% of any class of the voting securities of the Company; (ii) each of our directors, and (iii) officers and directors as a group.

Each common share entitles the holder thereof to one vote in respect of any matters that may properly come before our stockholders. To the best of our knowledge, there exist no arrangements that could cause a change in voting control of the Company. Unless otherwise indicated, the persons named below have sole voting and investment power with respect to all shares beneficially owned by them, subject to community property laws where applicable.

Title of Class	Name and Address Of Owner	Relationship to Company	Shares Beneficially Owned	Percent Owned (1)

Common Stock	Peter Hedly 13140 70th Lane NE Kirkland WA 98034	Director, 5% Shareholder, President, and Treasurer	3,000,000	53.98%
Common Stock	All directors and executive officers as a group (one individual)		3,000,000	53.98%

(1)	The percent ownership of class is based on 5,557,500 shares of common stock issued and outstanding as of the date of this prospectus.

Under the rules of the Commission, a person (or group of persons) is deemed to be a "beneficial owner" of a security if he or she, directly or indirectly, has or shares the power to vote or to direct the voting of such security, or the power to dispose of or to direct the disposition of such security.  Accordingly, more than one person may be deemed to be a beneficial owner of the same security. A person is also deemed to be a beneficial owner of any security, which that person has the right to acquire within 60 days, such as options or warrants to purchase our common stock.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Transactions with related persons

Except as disclosed below, none of the following parties has, since our inception, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us:

•	Any of our directors or executive officers;

•	Any person who beneficially owns, directly or indirectly, shares carrying more than 5% of the voting rights attached to our outstanding shares of common stock;

•	Any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law of any of the foregoing persons

•	Any person sharing the household of any director, executive officer, or 5% shareholder of our Company.

On December 15, 2010, Peter Hedly, our president, secretary, treasurer and sole director, agreed to loan up to $100,000 to the Company on an as-needed basis to fund the business operations and expenses of the Company until June 30, 2012.

Promoters

The promoters of the Company are Peter Hedly and Joel Whitlock. In return for a subscription amount of $3,000, the Company issued to Mr. Hedly 3,000,000 shares of the common stock of the Company in January, 2011. In return for a subscription amount of $400, the Company issued to Mr. Whitlock 400,000 shares of the common stock of the Company in January, 2011.

Except for the transactions with Messrs. Hedly and Whitlock noted above, there is nothing of value to be received by each promoter, either directly or indirectly, from us. Additionally, except for the transactions noted above, there have been no assets acquired or are any assets to be acquired from each promoter, either directly or indirectly, from us.

WHERE YOU CAN FIND MORE INFORMATION

Certain information may have been incorporated by reference in this prospectus which forms part of a registration statement on Form S-1 filed with the Securities and Exchange Commission (the “Commission”). If this prospectus has been delivered to you, upon written or oral request, at no cost to you, we will provide to you any or all reports or documents that have been incorporated by reference but not delivered with the prospectus. Requests for information should be made to the Company at (425) 224-2471 or the following mailing address:

13140 70th Lane NE
Kirkland  WA 98034

You may inspect and make copies of the registration statement, exhibits and schedules filed with the Commission at the Commission’s Public Reference Room at 100 F Street, N.E., Washington, D.C. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. The Commission also maintains an Internet site at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the Commission. Our registration statement and the referenced exhibits can also be found on this site.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our directors and officers are indemnified as provided by the Nevada Revised Statutes and our bylaws.  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons of pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

If a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court's decision.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated costs of this offering are as follows:

Printing and Copying	$500
Transfer agent fees	1,000
EDGAR agent fees	500
Accounting fees and expenses	500
Auditor fees and expenses	1,500
Legal fees and expenses	4,000
Miscellaneous	500
Total	$8,500

All amounts are estimates, other than the Commission’s registration fee.

We are paying all expenses of the offering listed above.  No portion of these expenses will be borne by the Selling Stockholders.  The Selling Stockholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

To the extent that indemnification for liabilities arising under the Securities Act may be permitted for directors, officers and controlling persons of the Company, we have been advised that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

RECENT SALES OF UNREGISTERED SECURITIES

In January 2011, the Company issued 3,000,000 shares of its common stock to Peter Hedly and 400,000 shares of its common stock to Joel Whitlock at $0.001 for $3,000 and $400 respectively. No underwriting discounts were given or commissions paid.

Securities issued in the transaction were offered and sold in reliance upon exemptions from registration under Section 4(2) of the Securities Act, relating to sales by an issuer not involving a public offering, Regulation S of the Securities Act and applicable local securities legislation.

Each recipient of securities represented his intention to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof. The recipient either received adequate information about the Company or had access, through relationships with the Company, to information about the Company.

Regulation S Offering

During the period ended March 31, 2011, the Company issued 1,907,500 shares of its common stock in a private offering under Regulation S of the Securities Act at $0.02 for a total of $38,150. No underwriting discounts were given or commissions paid. The sale of securities by the Company was made in an offshore transaction. No directed selling efforts were made in the United States by the Company, a distributor, any of their respective affiliates, or any person acting on behalf of any of the foregoing. Also, the conditions of Category 3 of Rule 903(b) of Regulation S were satisfied as follows:

-      Offering restrictions were implemented;

-      The sales were not made to a U.S. person or for the account or benefit of a U.S. person;

-	Each purchaser certified that he was not acquiring the securities for the account or benefit of any U.S. person;

-
The subscription agreement contained the agreement of the purchasers to resell the shares only in accordance with the provisions of Regulation S, pursuant to a registration statement under the Securities Act or pursuant to an available exemption from registration;

-	The subscription agreement contained the agreement of the purchasers not to engage in hedging transactions with regard to the securities unless in compliance with the Securities Act;

-
The subscription agreement contained the acknowledgment and agreement of the purchasers that the share certificates representing the shares will be endorsed with a legend to the effect that transfer is prohibited except in accordance with the provisions of Regulation S, pursuant to registration under the Securities Act, or pursuant to an available exemption from registration; and that hedging transactions involving those securities may not be conducted unless in compliance with the Securities Act;

-
The Company is required by contract to refuse to register any transfer of the securities not made in accordance with the provisions of Regulation S, pursuant to registration under the Securities Act, or pursuant to an available exemption from registration.

For purposes of this disclosure, “U.S. Person” within the meaning of U.S. tax laws, means a citizen or resident of the United States, any former U.S. citizen subject to Section 877 of the Internal Revenue Code, any corporation, or partnership organized or existing under the laws of the United States of America or any state, jurisdiction, territory or possession thereof and any estate or trust the income of which is subject to U.S. federal income tax irrespective of its source, and within the meaning of U.S. securities laws, as defined in Rule 902(o) of Regulation S, means:

(i) any natural person resident in the United States; (ii) any partnership or corporation organized or incorporated under the laws of the United States; (iii) any estate of which any executor or administrator is a U.S. person; (iv) any trust of which any trustee is a U.S. person; (v) any agency or branch of a foreign entity located in the United States; (vi) any non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U.S. person; (vii) any discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated, or (if an individual) resident in the United States; and (viii) any partnership or corporation if organized under the laws of any foreign jurisdiction, and formed by a U.S. person principally for the purpose of investing in securities not registered under the Securities Act, unless it is organized or incorporated, and owned, by accredited investors (as defined in Rule 501(a)) who are not natural persons, estates or trusts.

Regulation D Offering

During the period ended March 31, 2011, the Company issued 250,000 shares of its common stock in a private offering under Rule 504 of Regulation D of the Securities Act at $0.02 for a total of $5,000. No underwriting discounts were given or commissions paid. The single purchaser purchasing stock under Rule 504 of the Regulation D offering was a U.S. person and an “accredited investor.” Also, the Company complied with the conditions of Rule 504 as follows:

-      The Company is not a “blank check” company;

-      The Company does not have to file reports under the Exchange Act;

-	The Company did not solicit or advertise their securities to the public;

-
The Company exercised reasonable care to assure that the purchasers of the securities were not underwriters within the meaning of section 2(a)(11) of the Securities Act, by obtaining the written representation of the purchaser that he was acquiring the securities for himself only and by providing written disclosure to each purchaser prior to sale that the securities have not been registered under the Securities Act and, therefore, cannot be resold unless they are registered under the Securities Act or unless an exemption from registration is available.

Securities issued in the transaction were offered and sold in reliance upon the exemption from registration under Section 4(2) of the Securities Act, relating to sales by an issuer not involving a public offering.  The recipient of the securities represented his intention to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof. The recipient either received adequate information about the Company or had access, through relationships with the Company, to information about the Company.

The aggregate number of shares of the common stock of the Company issued in the above Regulation S and Regulation D offerings was 2,157,500 at $0.02 for aggregate proceeds of $43,150.

The Selling Stockholders are comprised of all the purchasers who acquired shares under the Regulation S offering and the Regulation D offering.

EXHIBITS

3.1	Articles of Incorporation of Gaia Remedies, Inc.
3.2	Bylaws of Gaia Remedies, Inc.
5.1	Opinion of Befumo & Schaeffer, PLLC on legality, with consent to use.
10.1	Loan Agreement between Peter Hedly as lender and Gaia Remedies, Inc. as borrower and dated January 31, 2011.
10.2	Loan Commitment Letter dated January 31, 2011.
23.1	Consent of LBB & Associates Ltd., LLP Independent Registered Public Accounting Firm.
23.2	Consent of Befumo & Schaeffer, PLLC (included in Exhibit 5.1)

UNDERTAKINGS

The undersigned registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(a)	To include any prospectus required by Section 10(a)(3) of the Securities Ac of 1933;

(b)
To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and

(c)
To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement.

2.
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

4.
That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(a)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(b)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(c)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(d)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

If a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kirkland, Washington, on June 8, 2011.

GAIA REMEDIES, INC.

By:  /s/ Peter Hedly

Peter Hedly
Director, Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the dates indicated.

By:  /s/ Peter Hedly

Peter Hedly
Director, Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer

June 8, 2011